EXHIBIT 4.1

SUBSCRIPTION FOR COMMON SHARES

(Section 2.3 Accredited Investor Exemption Pursuant to “National Instrument 45-106 – Prospectus and Registration Exemptions” – Alberta and British Columbia Jurisdictions Only)

TO:	Deep Well Oil & Gas, Inc. (the "Corporation") Suite 700, 10150 – 100 Street Edmonton, Alberta T5J 0P6

The undersigned subscriber (the “Subscriber”) acknowledges that the Corporation is proceeding with an offering (“Offering”) of ________________common shares (“Common Shares”) for gross proceeds of $_____________. The undersigned Subscriber hereby tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Corporation, to issue and sell to the Subscriber, the number of Common Shares set out below on the terms and subject to the conditions set out in this Subscription Agreement. Until the Closing of the Offering, all subscription funds shall be held in a non-interest bearing account of the Corporation. Upon Closing of the Offering, all of the subscription proceeds (net of expenses thereon) will be released to the Corporation. In the event the Offering does not close, any and all subscription proceeds will be returned to subscribers without interest, deduction or penalty. The Subscriber hereby acknowledges and agrees that the terms and conditions contained in the attached Schedule “A” form part of this Subscription Agreement and are incorporated herein by reference.

Name of Subscriber – please print		Number of Common Shares:
By:
Authorized Signature
Aggregate Subscription Price:
Official Capacity or Title – please print

Date:		No. of Common Shares Currently Held:
0
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

Subscriber's Address		Register the Common Shares as set forth below:

Name

Facsimile Number
Address

Telephone Number	E-Mail Address	Address

ACCEPTANCE:  The Corporation hereby accepts the above subscription as of this _____ day of ________________, 2013 and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation are true and correct in all material respects as of this date and that the Subscriber is entitled to rely thereon.

DEEP WELL OIL & GAS, INC.
By: